Exhibit (17)(a)



                                             1933 Act Registration No. 2-
                                             1940 Act Registration No. 811-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM N-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933             /X /

         Pre-Effective Amendment No. ________                       /  /

         Post-Effective Amendment No. ________                      /  /

                                     and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940     /X /

         Amendment No. ________                                     /  /
                (Check appropriate box or boxes)

           SEPARATE ACCOUNT I OF WASHINGTON NATIONAL INSURANCE COMPANY
               (Exact name of Registrant as Specified in Charter)

                  1630 Chicago Avenue, Evanston, Illinois 60201
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, including Area Code: (312) 866-3000

                             Patricia T. Kuehn, Esq.
                      Washington National Insurance Company
                               1630 Chicago Avenue
                            Evanston, Illinois 60201
                     (Name and Address of Agent for Service)

                                    Copy to:
                             Stuart L. Goodman, Esq.
                              Schiff Hardin & Waite
                                7200 Sears Tower
                             233 South Wacker Drive
                             Chicago, Illinois 60606

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                  Approximate date of proposed public offering:
             As soon as practicable after the Registration Statement
               under the Securities Act of 1933 becomes effective.
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                  Declaration required by Rule 24f-2: An indefinite amount of securities of the Registrant is being registered by this Registration Statement.


                  The Registrant hereby amends this Registration Statement under the Securities Act of 1933 on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
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